As filed with the Securities and Exchange Commission on January 2, 2026

Registration Nos. 333-281915
333-227367
333-90506
333-58216
333-49686
333-91091
333-91007
333-88263
333-72827
333-37403
333-02611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-281915
Post-Effective Amendment No. 3 to Registration Statement on Form S-3 No. 333-227367
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-90506
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-58216
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-49686
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-91091
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-91007
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-88263
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-72827
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-37403
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-02611

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYNOVUS FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Georgia	58-1134883
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3400 Overton Park Drive, Atlanta, GA  30339
(Address of principal executive offices, including zip code)

(706) 641-6500
(Registrant’s telephone number, including area code)

Mary Maurice Young
Deputy General Counsel and Corporate Secretary
Pinnacle Financial Partners, Inc.
3400 Overton Park Drive
Atlanta, GA  30339
(706) 641-6500
(Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above-referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non‑accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) is being filed by Synovus Financial Corp., a Georgia corporation (“Synovus”) to terminate all offerings under the Registration Statements and to deregister any and all securities of Synovus registered but unsold as of the date hereof thereunder:

●
Registration Statement on Form S-3ASR, File No. 333-281915, filed with the Securities and Exchange Commission (the “Commission”) on September 3, 2024, registering 1,000,000 shares of common stock of Synovus under the Synovus Dividend Reinvestment and Direct Stock Purchase Plan;

●
Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4, File No. 333-227367 (filed with the Commission on September 14, 2018 and amended on October 25, 2018), filed with the Commission on January 2, 2019, registering 912,670 shares of common stock of Synovus;

●	Registration Statement on Form S-3, File No. 333-90506, filed with the Commission on June 14, 2002, registering 702,433 shares of common stock of Synovus;

●	Registration Statement on Form S-3, File No. 333-58216, filed with the Commission on April 3, 2001, and amended on October 5, 2001, registering 937,702 shares of common stock of Synovus;

●
Registration Statement on Form S-3, File No. 333-49686, filed with the Commission on November 9, 2000, and amended on December 6, 2000 and December 11, 2000, registering $200,000,000 of 7.25% Senior Notes due 2025 of Synovus;

●	Registration Statement on Form S-3, File No. 333-91091, filed with the Commission on November 17, 1999, registering 1,043,633 shares of common stock of Synovus;

●	Registration Statement on Form S-3, File No. 333-91007, filed with the Commission on November 16, 1999, registering 902,798 shares of common stock of Synovus;

●	Registration Statement on Form S-3, File No. 333-88263, filed with the Commission on October 1, 1999, registering 2,339,623 shares of common stock of Synovus;

●	Registration Statement on Form S-3, File No. 333-72827, filed with the Commission on February 23, 1999, registering 333,163 shares of common stock of Synovus;

●
Registration Statement on Form S-3, File No. 333-37403, filed with the Commission on October 8, 1997, registering 3,000,000 shares of common stock of Synovus under the Synovus Dividend Reinvestment and Direct Stock Purchase Plan; and

●	Registration Statement on Form S-3, File No. 333-02611, filed with the Commission on April 18, 1996, registering 92,994 shares of common stock of Synovus.

On January 1, 2026, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2025 (the “Merger Agreement”), by and among Synovus, Pinnacle Financial Partners, Inc. (“Legacy Pinnacle”) and Pinnacle Financial Partners (f/k/a Steel Newco Inc.) (“New Pinnacle”), Synovus and Legacy Pinnacle each simultaneously merged with and into New Pinnacle (such mergers, the “Merger”), with New Pinnacle continuing as the surviving entity in the Merger.

In connection with the Merger, Synovus has terminated all offerings of Synovus’ securities pursuant to the Registration Statements. In accordance with the undertakings made by Synovus in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered and remain unsold at the termination of such offerings, this Post-Effective Amendment to the Registration Statements hereby removes from registration all of such securities registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 2nd day of January, 2026.

PINNACLE FINANCIAL PARTNERS, INC. (f/k/a STEEL NEWCO INC.)

as successor by merger to Synovus Financial Corp.

By:	/s/ Allan E. Kamensky
Name:	Allan E. Kamensky
Title:	Executive Vice President and Chief Legal Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.